UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 4, 2010
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On June 10, 2010, National Holdings Corporation (the “Company,” “we” or “us”) completed a private placement of subordinated notes pursuant to the terms of a Note Purchase Agreement (the “Purchase Agreement”), dated June 4, 2010, by and between the Company and certain investors (the “Investors”) led by Frank S. Plimpton (the “Lead Investor”).   Mr. Plimpton has been appointed to the Company’s Board of Directors as part of this transaction.  In addition, certain existing senior management and Board members also participated in the offering, including Leonard Sokolow, ($100,000), Christopher Dewey ($250,000), and St. Cloud Capital ($300,000), whose designees on the Board are Marshall Geller and Robert Lautz.

In connection with the private placement, we sold to the Investors 5% Convertible Subordinated Promissory Notes (the “Notes”).

Notes

The aggregate principal amount of the Notes issued in the private placement was $1,700,000.

The Notes bear interest at 5% per annum payable upon maturity (July 7, 2010 if not previously converted at the option of the holders), are unsecured and subordinated to exiting senior indebtedness of the Company.  The Notes are convertible into units of the Company (the “Units”) consisting of (a) a new class of Preferred Stock of the Company (the “Preferred Stock”) convertible into shares of our common stock, $0.02 par value per share (the “Common Stock”) at $0.50 per share and (b) a warrant exercisable at $0.50 for shares of Common Stock equal to 100% of the shares of Common Stock underlying the Preferred Stock (the “Unit Warrant”) issued in a subsequent financing of the Company in the manner contemplated by the terms and conditions set forth on Schedule A attached to the Note (such financing the “Subsequent Financing”).  The number of Units to be issued upon such conversion will be equal to the quotient obtained by dividing (i) the principal amount, and accrued interest, of the Note being converted by (ii) the price per Unit being sold in the Subsequent Financing.  The use of proceeds of the financing will be to augment the net capital of the Company’s broker-dealer subsidiaries and for general working capital of the Company.

Purchase Agreement

Pursuant to the terms of the Purchase Agreement, the Company agreed to elect Mr. Plimpton to the Company’s Board of Directors.  The Company also agreed to create a new committee of the Board (the “Financial Transactions Committee”) to be responsible for pursuing equity financing in excess of $3 million, and relationships with strategic partners and similar material fundamental transactions, including mergers and acquisitions (“Significant Transactions”).  The members of the New Committee consist of Mr. Plimpton, Christopher Dewey (a current member of the Board of Directors) and Charles Modica (a current independent member of the Board of Directors).  The Committee will have the primary responsibility to pursue and evaluate all Significant Transactions, provided that all Significant Transactions will remain subject to approval by the full Board of Directors.  The Financial Transaction Committee will remain in existence until the earlier of (i) March 31, 2011 or (ii) such time, if ever, that Mr. Plimpton exercises his ROFR (as defined below).  In addition, the Company agreed that the Board of Directors will not be increased beyond nine (9) members until March 31, 2011.

Subject to the Board’s determination, in good faith, of its fiduciary duties under law, Mr. Plimpton, as Lead Investor, was granted a right of first refusal to match or exceed any Significant Transaction (“ROFR”).  Mr. Plimpton has a five (5) business day period in order to determine if he will exercise the ROFR.

The description of the Purchase Agreement and the Notes issued in the private placement, contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copies of the Purchase Agreement and Form of Note.  A copy of the press release that we issued regarding the completion of the private placement is attached hereto as Exhibit 99.1, and is also incorporated herein by reference.

Forbearance Agreement

On June 4, 2010, the Company entered into a forbearance agreement with Mr. Dewey, a director of the Company, whereby Mr. Dewey agreed to forbear the exercise of his rights under that certain 7% promissory note, dated February 22, 2007, until March 31, 2011 in consideration for the issuance of warrants to purchase 225,000 shares of the Company’s common stock, at an exercise price of $0.50 per share.

Waiver by Senior Lender

In connection with the private placement, St. Cloud Capital Partners II, L.P. (“St. Cloud”) waived certain rights under its loan agreements with the Company in consideration of (i) a warrant to purchase 250,000 share of the Company’s common stock at an exercise price of $0.50 per share and (ii) a warrant to purchase 250,000 share of the Company’s common stock at an exercise price of $0.50 per share, which warrant will vest only in the event that the Company indebtedness owed to St. Cloud is prepaid prior to its stated maturity.

Mr. Dewey, Marshall S. Geller, the Co-Founder and Senior Managing Partner of St. Cloud, and Robert Lautz, a Managing Director of St. Cloud, are each members of the Board.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investors as required by Regulation D, and the Investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Internal Review.

On June 10, 2010, the Company’s management and the Audit Committee completed an internal accounting review and determined that the Company’s consolidated quarterly financial statements as of and for the three months ended December 31, 2010 and the three and six months ended March 31, 2010 previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on its Quarterly Reports on Form 10-Q for such periods would be restated.

The accounting review revealed that certain revenues were overstated and certain operating expenses were understated in the fiscal quarters ended December 31, 2009 and March 31, 2010.  Revenues were overstated by approximately $61,000 and $157,000 or 0.22 % and 0.54%, respectively.  Operating expenses were understated by approximately $113,000 and $16,000 or 0.39% and 0.05%, respectively, to correct certain errors related principally to over accruals of revenues, and under accruals of payables partly due to duplicative entries to accrue month end commission revenues on a trade date basis and a net understatement of general accrued expenses including compensation expense, taxes, licenses and registration and other administrative expenses.  There will also be some reclassifications of revenues that have no impact on the financial performance of the Company.  As a result, the consolidated financial statements for the aforementioned periods should no longer be relied upon.

As a result, for the quarterly financial statements as of December 31, 2009 and March 31, 2010, respectively, the gross revenues will be revised from $28,388,000 to $28,326,000 and from $29,051,000 to $28,894,000, net loss per common share will be revised from $0.03 to $0.04 per share and from $0.06 to $0.07 per share, and EBITDA, adjusted to exclude non-cash compensation expense and write down of forgivable loans, will be revised from $659,000 to $485,000 and from $593,000 to $453,000.  For the six month period ended March 31, 2010, gross revenues will be revised from $57,439,000 to $57,220,000 net loss per common share will be revised from $0.09 to $0.11 per share on a basic and fully diluted basis and EBITDA, adjusted to exclude non-cash compensation expense and write down of forgivable loans, will be revised from $1,253,000 to $938,000.  The restatement has no effect on the cash flows from operating, investing, or financing activities for the three-month period ended December 31, 2009 and six-month period ended March 31, 2010. In light of the foregoing, we intend to file amended Quarterly Reports on Form 10-Q/A as of December 31, 2009 and March 31, 2010 with restated financial statements and revised disclosures, as applicable.

We have taken steps to remediate the weaknesses in our internal control discovered as a result of our accounting review and believe that such weaknesses in internal control for the quarterly periods as of December 31, 2009 and March 31, 2010 have been fully remediated. We are in the process of hiring a third-party consultant who specializes in compliance with SOX and FINRA Net Capital requirements to ensure that controls and procedures are in place.  The adjustments as outlined above are preliminary and subject to revision.

On June 8, 2010, one of our broker dealer subsidiaries, vFinance Investments, Inc., made notification to the Financial Industry Regulatory Authority and the Commission of the historical existence of the broker dealer being at times during the current fiscal year of either being in “Early Warning” or in “Net Capital Violation” in accordance with Commission Rules 15c3-1 and 17a-11.  vFinance Investments also reported that this condition has been cured and that it is currently in compliance with these rules.

The Company expects to file as soon as practicable hereafter, amendments to its Forms 10-Q for the quarters ended December 31, 2009 and March 31, 2010 to include the restated financial statements and any other required disclosure

The Company’s management and its Audit Committee discussed the matters disclosed in this Item 4.02, including the restatement of the Company’s unaudited consolidated financial statements included in the Company’s Form 10-Q for the quarters ended December 31, 2009 and March 31, 2010, with the Company’s independent registered public accounting firm, Sherb & Co., LLP.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2010, in connection with the consummation of the Offering, the Board increased the size of the Board from seven members to nine.  As part of the conditions of the Offering, the Lead Investor, Mr. Frank S. Plimpton, was elected to the Board of Directors as a Class II director.

Mr. Plimpton, age 56, has over 29 years of experience in reorganizations, investment banking and private equity investing. Mr. Plimpton served as a partner of MatlinPatterson Global Advisors LLC from its inception in July 2002 through 2008, and was a member of its predecessor, the Distressed Securities Group at Credit Suisse First Boston from 1998-2002.  Mr. Plimpton worked as a distressed investor with Smith  Management Company (1991-1995), Pegasus Financial (1995-1996) and Wexford Capital Advisors (1996-1998); as an M&A/restructuring investment banker with PaineWebber Incorporated (now part of UBS, 1984-1989) and Solomon Brothers, Inc. (now part of Citicorp, 1989-1991); and as a Chapter 11 bankruptcy lawyer with Milbank, Tweed, Hadley & McCloy (1981-1984). Mr. Plimpton is a former director of Broadpoint Gleacher Securities, Inc. (now Gleacher & Co.), XLHealth Corporation,  Renewable BioFuels, LLC, and NorthernStar Natural Gas, LLC.  Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976). Mr. Plimpton received a law degree from the University of Chicago Law School (1981), and an MBA (1980) from the University of Chicago Booth School of Business.

Pursuant to the terms of the Purchase Agreement, the Company agreed to create a new committee of the Board be responsible for pursuing certain significant transactions in excess of $3 million and to name Mr. Plimpton as a member of that Committee.  See Item 1.01 above.

For a description of any material plan, contract or arrangement to which Mr. Plimpton is a party to, see Item 1.01 above.

Item 8.01      Other Events.

On June 10, 2010, the Company issued a press release announcing the closing of the private placement described in Item 1.01.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit

99.1	Press Release dated June 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

By:	/s/ MARK GOLDWASSER
Mark Goldwasser
President and Chief Executive Officer
Dated: June 10, 2010